As filed with the U.S. Securities and Exchange Commission on March 9, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-4844620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(714) 708-6950
(Address of Principal Executive Offices)
2021 Stock Option and Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plans)
Nicolaas Vlok
Chief Executive Officer
MeridianLink, Inc.
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Bradley C. Weber Joseph C. Theis, Jr. Natalie T. Martirossian Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Kayla Dailey General Counsel and Secretary MeridianLink, Inc. 3560 Hyland Avenue, Suite 200 Costa Mesa, CA 92626
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-258206) of the Registrant is effective. Pursuant to General Instruction E, the information contained in the Registrant’s registration statement on Form S-8 (File No. 333-258206) is hereby incorporated by reference and made a part of this Registration Statement, except as presented below in Part II, Item 8. Exhibits.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on September 7, 2021).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1 filed on April 30, 2021).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 filed on April 30, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on March 9, 2023.

MeridianLink, Inc.

By:	/s/ Nicolaas Vlok
Nicolaas Vlok
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicolaas Vlok, Sean Blitchok, and Kayla Dailey, and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicolaas Vlok	Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2023
Nicolaas Vlok

/s/ Sean Blitchok	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2023
Sean Blitchok

/s/ Paul Zuber	Chairman of the Board of Directors	March 9, 2023
Paul Zuber

/s/ A.J. Jangalapalli	Director	March 9, 2023
A.J. Jangalapalli

/s/ Pam Murphy	Director	March 9, 2023
Pam Murphy

/s/ Timothy Nguyen	Chief Strategy Officer and Director	March 9, 2023
Timothy Nguyen

/s/ Reema Poddar	Director	March 9, 2023
Reema Poddar

/s/ A.J. Rohde	Director	March 9, 2023
A.J. Rohde

/s/ Mark Sachleben	Director	March 9, 2023
Mark Sachleben

/s/ Duston Williams	Director	March 9, 2023
Duston Williams

/s/ Yael Zheng	Director	March 9, 2023
Yael Zheng